     As filed with the Securities and Exchange Commission on August 28, 2003

                                                Securities Act File No. 33-77220
                                        Investment Company Act File No. 811-8460

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form N-2

              Registration Statement under the Securities Act of 1933        [_]
                          Pre-Effective Amendment No.                        [_]
                         Post Effective Amendment No.                        [_]
                                     and/or
          Registration Statement under the Investment Company Act of 1940    [X]
                                 Amendment No. 6                             [X]

                        (check appropriate box or boxes)
                                   ----------

                Morgan Stanley Global Opportunity Bond Fund, Inc.
              (formerly Morgan Stanley Real Yield Debt Fund, Inc.)
               (Exact Name of Registrant as Specified in Charter)

                           1221 Avenue of the Americas
                            New York, New York 10020

                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, including Area Code: (212) 762-7500

                                   ----------

                                RONALD E. ROBISON
                Morgan Stanley Global Opportunity Bond Fund, Inc.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                     (Name and Address of Agent for Service)

                                   ----------

                                 With copies to:

                          LEONARD B. MACKEY, JR., ESQ.
                             Clifford Chance US LLP
                                 200 Park Avenue
                            New York, New York 10166

                                 (212) 878-8000

                                   ----------

================================================================================

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                                EXPLANATORY NOTE

     This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of Morgan Stanley Global Opportunity Bond Fund, Inc.

                           PART C -- OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

(1) Financial Statements (Not applicable)

(2) Exhibits

     (a)(1) -- Articles of Incorporation (Previously filed as Exhibit 2(a) to the Registrant's Registration Statement (File No. 33-77220))*
     (2) -- Articles of Amendment (Previously filed as Exhibit 2(a)(2) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement (File No. 33-77220))*
     (b)    -- Amended and Restated By-Laws**
     (c)    -- Not applicable
     (d)    -- Specimen certificate for Common Stock, par value $.01 per share*
     (e)    -- Dividend Reinvestment and Cash Purchase Plan (previously filed as
               Exhibit 2(e) to the Registrant's Registration Statement (File
               No. 33-77220))*
     (f)    -- Not applicable
     (g) -- Form of Investment Advisory and Management Agreement with the Investment Manager (previously filed as Exhibit 2(g) to the Registrant's Registration Statement (File No. 33-77220))*
     (h)(1) -- Form of Retail Underwriting Agreement (Previously filed as
               Exhibit 2(h)(1) to Pre-Effective Amendment No. 2 to the Registrants Registration Statement (File No. 33-77220))*
     (2) -- Form of Institutional Underwriting Agreement (Previously filed as Exhibit 2(h)(2) to Pre-Effective Amendment No. 2 to the Registrants Registration Statement (File No. 33-77220))*
     (3) -- Form of Master Agreement Among Underwriters (Previously filed as Exhibit 2(h)(3) to Pre-Effective Amendment No. 2 to the Registrants Registration Statement (File No. 33-77220))*
     (4) -- Form of Master Dealer Agreement (Previously filed as Exhibit 2(h)(4) to Pre-Effective Amendment No. 2 to the Registrants Registration Statement (File No. 33-77220))*
     (5) -- Form of Agreement between Retail and Institutional Underwriters (previously filed as Exhibit 2(h)(5) to the Registrant's Registration Statement (File No. 33-77220))*
     (i)    -- Not applicable
     (j)(1) -- Form of International Custodian Agreement (previously filed as
               Exhibit 2(j)1 to the Registrant's Registration Statement (File No. 33-77220))*
     (2) -- Form of U.S. Custodian Agreement (previously filed as Exhibit 2(j)2 to the Registrant's Registration Statement (File No. 33-77220))*
     (k)(1) -- Form of Agreement for Stock Transfer Services (previously filed as Exhibit 2(k)1 to the Registrant's Registration Statement
               (File No. 33-77220))*
     (2) -- Form of Administration Agreement (previously filed as Exhibit 2(k)2 to the Registrant's Registration Statement (File No. 33-77220))*
     (l)(1) -- Opinion and Consent of Rogers & Wells (previously filed as
               Exhibit 2(l)1 to the Registrant's Registration Statement (File No. 33-77220))*
     (2)    -- Opinion and Consent of Piper & Marbury (previously filed as
               Exhibit 2(l)2 to the Registrant's Registration Statement (File No. 33-77220))*
     (m)    -- Not applicable
     (n) -- Consent of Independent Accountants (previously filed as Exhibit 2(n) to the Registrant's Registration Statement (File No. 33-77220))*
     (o)    -- Not applicable

     (p) -- Form of Investment Letter (previously filed as Exhibit 2(p) to the Registrant's Registration Statement (File No. 33-77220))*
     (q)    -- Not applicable
     (r)    -- Not applicable

------------------------
 *  Previously filed.
 ** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 2003.

                                               MORGAN STANLEY GLOBAL OPPORTUNITY
                                               BOND FUND, INC.

                                                 By: /s/ Stefanie V. Chang
                                                     ---------------------------
                                                       Stefanie V. Chang
                                                       Vice President

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                                  EXHIBIT INDEX

                                                                  Sequentially
    Exhibit                                                         Numbered
     Number                     Exhibit                               Page
---------------  -----------------------------------------------  --------------
     2(b)        Amended and Restated By-Laws